Exhibit 99.1

Inhibrx Strengthens Leadership Team with Three Key Executive Hires and Announces Appointment of Kristiina Vuori, M.D., Ph.D. to its Board of Directors

SAN DIEGO, October 28, 2021 /PRNewswire/ -- Inhibrx, Inc. (Nasdaq: INBX), announced the appointment of three key executives: David Matly, M.B.A., as Chief Commercial Officer; David Kao, PharmD, M.B.A., RPh, as Vice President of Regulatory Affairs; and Jack Tsai, M.D., M.B.A., as Vice President of Business Development.

"The additions of David, David and Jack come at an important time for Inhibrx, as our pipeline demonstrates meaningful clinical activity in areas of high unmet medical need such as Alpha-1 Antitrypsin Deficiency and Chondrosarcoma. We are building a seasoned, world-class leadership team to progress toward our first regulatory approvals and commercial readiness. Together, these strategic hires bring a wealth of expertise and business acumen that complements our executive management team and strengthens the future trajectory of the company," said Mark Lappe, Chief Executive Officer and Co-founder of Inhibrx.

Inhibrx also announced the appointment of Kristiina Vuori, M.D., Ph.D. to its Board of Directors, effective October 28, 2021. Dr. Vuori will serve as a member of the Audit Committee and Nominating and Governance Committee of the Board.

In connection with this appointment, Inhibrx Chief Scientific Officer and Co-founder, Brendan Eckelman, Ph.D., stepped down from the Board.

“We are pleased to welcome Kristiina to our Board of Directors,” said Mr. Lappe “Inhibrx will benefit from the skills and expertise Kristiina brings as an accomplished leader and researcher.” Mr. Lappe added, “I would also like to thank Brendan for his service on our Board. He will continue to drive our research strategy and execution and be an integral part of the executive team.”

David Matly, Chief Commercial Officer

Mr. Matly brings extensive commercial launch and leadership experience across both orphan diseases and oncology. Mr. Matly joins us from Novartis where he served as the global Vice President of the MDS/AML franchise, one of the largest potential growth areas of Novartis Oncology, leading the launch preparation of their flagship program, as well as ensuring commercial success of the entire AML/MDS portfolio. Prior to this role, Mr. Matly was the global commercial lead of the sickle cell disease therapeutic area, leading the launch of ADAKVEO, which at the time was the first approved novel therapy in almost two decades. Also, at Novartis, Mr. Matly was the global commercial lead of PROMACTA/REVOLADE, the largest growth driver of Novartis Oncology. Mr. Matly began his career at Eli Lilly, holding several positions of increasing responsibility in sales and marketing, most notably leading the US launch of CYRAMZA in metastatic lung cancer.

Exhibit 99.1

Mr. Matly received his B.S. in Industrial Engineering from Purdue University and his M.B.A. from Harvard Business School.

David Kao, Vice President of Regulatory Affairs

Dr. Kao brings over 20 years of pharmaceutical industry experience in drug development, overseeing programs from initial IND submission to marketing registration and life-cycle management. Prior to Inhibrx, Dr. Kao served as a regulatory lead collaborating on the design of integrated development strategies to support global registration for novel therapies in the oncology, immunology, neurology and cardiovascular therapeutic areas. He comes with considerable regulatory experience in the management of complex clinical programs and in the preparation of regulatory marketing applications from global organizations including Eisai, Roche, Daiichi-Sankyo and Celgene. He most recently served as Development Program Leader at BMS, responsible for the successful delivery of all aspects of drug development for a specific immunology project.

Dr. Kao is a registered Pharmacist and received his B.S. in Pharmacy from Rutgers University, M.B.A. in Marketing from Rutgers Business School, and PharmD from Shenandoah University.

Jack Tsai, Vice President of Business Development

Dr. Tsai leads our business development, portfolio strategy, and formation of new business ventures. He is a seasoned executive that brings more than 15 years of oncology leadership and biopharma industry expertise in business development, search and evaluation, marketing, and new product planning. While at Sanofi, Genzyme and Takeda, Dr. Tsai was responsible for licensing deals and acquisitions with an aggregate value of over $2 billion. His role included activities that resulted in global co-development programs, worldwide collaborative commercialization, while also enabling the transition of innovative early-stage research to late-stage development. He has an outstanding track record of bringing novel treatment modalities to patients, including immuno-oncology therapies that have changed cancer treatment.

Dr. Tsai holds an M.D. from Tufts University School of Medicine and serves as a member of its faculty, where for over a decade he has been teaching medical student curricula on clinical and integrative medicine. He received his M.B.A. from MIT Sloan School of Management, and his B.S. in Molecular Genetics from the University of Rochester.

Kristiina Vuori, Director

Since January 2010, Dr. Vuori has served as President of, and has held the Pauline and Stanley Foster Presidential Chair at, Sanford Burnham Prebys Medical Discovery Institute (the “Institute”), a non-profit research organization with major research programs in cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. Dr. Vuori also served as the Institute’s interim Chief Executive Officer from January 2013 to September 2014, and from September 2017 to June 2020. Since January 1995, Dr. Vuori has served as a Professor at the Institute’s National Cancer Institute-designated Cancer Center, an interdisciplinary basic and translational research effort mobilizing over 400 scientists.

Exhibit 99.1
Dr. Vuori has previously served or is currently serving on the Board of Directors of Bionano Genomics, Inc., Sio Gene Therapies, Forian, Inc., the American Association for Cancer Research, the California Institute for Regenerative Medicine, the California Breast Cancer Research Council and WebMD. Dr. Vuori received her M.D. and Ph.D. from the University of Oulu, Finland.

About Inhibrx, Inc.

Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with 2seventy bio, Bristol-Myers Squibb and Chiesi. For more information, please visit www.inhibrx.com.

Forward-Looking Statements

Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, those regarding the expected benefits of Dr. Vuori’s service on the Board of Directors of Inhibrx or any potential benefit as a result of the addition of Mr. Matly, Dr. Kao and Dr. Tsai to the management team as well as the Company’s plans for growth and advancement of its programs. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described from time to time in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission, including those described in our Annual Report on Form 10-K as well as our Quarterly Reports on Form 10-Q, and supplemented from time to time by our Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor

Exhibit 99.1
provisions of the Private Securities Litigation Reform Act of 1995. This press release contains estimates and other statistical data made by independent parties and by Inhibrx. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Investor and Media Contact:
Kelly Deck, CFO
kelly@inhibrx.com
858-795-4260